Exhibit 5(a)

Provisions of the Articles of Incorporation and

Amended and Restated Bylaws of

BlackRock MuniAssets Fund, Inc.

Defining the rights of holders of Common Stock

BLACKROCK MUNIASSETS FUND, INC.

ARTICLES OF INCORPORATION

Dated as of April 14, 1993

ARTICLE V

Capital Stock

5.3 Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, the holders of each class or series of capital stock shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board of Directors, and the dividends and distributions paid with respect to the various classes or series of capital stock may vary among such classes and series.

5.4 Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder’s name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940, as amended, and in effect from time to time, or any rules, regulations or orders issued thereunder, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of a general vote of all classes and series as described above.

5.5 Notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of all classes or series of capital stock of the Corporation (or of any class or series entitled to vote thereon as a separate class or series) to take or authorize any action, the Corporation is hereby authorized (subject to the requirements of the Investment Company Act of 1940, as amended, and in effect from time to time, and any rules, regulations and orders issued thereunder) to take such action upon the concurrence of a majority of the aggregate number of shares of capital stock of the Corporation entitled to vote thereon (or a majority of the aggregate number of shares of a class or series entitled to vote thereon as a separate class or series).

5.6 Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of all classes and series of capital stock of the Corporation shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to share ratably in the remaining net assets of the Corporation.

5.7 Any fractional shares shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

5.8 All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the charter and By-Laws of the Corporation. As used in the charter of the Corporation, the terms “charter” and “Articles of Incorporation” shall mean and include the Articles of Incorporation of the Corporation as amended, supplemented and restated from time to time by Articles of Amendment, Articles Supplementary, Articles of Restatement or otherwise.

ARTICLE VI

Provisions for defining, limiting and regulating certain powers of the

Corporation and of the Directors and Stockholders

6.2 The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Articles of Incorporation or in the By-Laws of the Corporation or in the General Laws of the State of Maryland.

6.3 Each director and each officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by the General Laws of the State of Maryland, subject to the requirements of the Investment Company Act of 1940, as amended. No amendment of these Articles of Incorporation or repeal of any provision hereof shall limit or eliminate the benefits provided to directors and officers under this provision in connection with any act or omission that occurred prior to such amendment or repeal.

6.4 To the fullest extent permitted by the General Laws of the State of Maryland, subject to the requirements of the Investment Company Act of 1940, as amended, no director or officer of the Corporation shall be personally liable to the Corporation or its security holders for money damages. No amendment of these Articles of Incorporation or repeal of any provision hereof shall limit or eliminate the benefits provided to directors and officers under this provision in connection with any act or omission that occurred prior to such amendment or repeal.

6.5 The Board of Directors of the Corporation may make, alter or repeal from time to time any of the By-Laws of the Corporation except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the Investment Company Act of 1940, as amended.

6.6 A director elected by the holders of capital stock may be removed (with or without cause), but only by action taken by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares of capital stock then entitled to vote in an election to fill that directorship.

ARTICLE VII

Denial of Preemptive Rights

No shareholder of the Corporation shall by reason of his holding shares of capital stock have any preemptive or preferential right to purchase or subscribe to any shares of capital stock of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into shares of capital stock, now or hereafter to be authorized, whether or not the issuance of any such shares, or notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such shareholder; and the Board of Directors may issue shares of any class of the Corporation, or any notes, debentures, bonds, other securities convertible into shares of any class, either whole or in part, to the existing shareholders.

ARTICLE VIII

Determination Binding

Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created, shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on “margin,” a sale of securities “short,” or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

ARTICLE X

Private Property of Stockholders

The private property of Stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

ARTICLE XI

Conversion to Open-End Company

Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation, a favorable vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter shall be required to approve, adopt or authorize an amendment to these Articles of Incorporation of the Corporation that makes the Common Stock a “redeemable security” (as that term is defined in section 2(a) (32) the Investment Company Act of 1940, as amended) unless such action has previously been approved, adopted or authorized by the affirmative vote of at least two-thirds of the total number of directors fixed in accordance with the By-Laws of the Corporation, in which case the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required.

ARTICLE XII

Merger, Sale of Assets, Liquidation

Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation, a favorable vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter shall be required to approve, adopt or authorize (i) a merger or consolidation or statutory share exchange of the Corporation with any other corporation, (ii) a sale of all or substantially all of the assets of the Corporation (other than in the regular course of its investment activities), or (iii) a liquidation or dissolution of the Corporation, unless such action has previously been approved, adopted or authorized by the affirmative vote of at least two-thirds of the total number of directors fixed in accordance with the By-Laws of the Corporation, in which case the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required.

ARTICLE XIII

Amendment

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, including any amendment which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholders’ rights and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the By-Laws of the Corporation) the amendment or repeal of Section (5) of Article V, Section (1), Section (3), Section (4), Section (5) and Section (6) of Article VI, Article IX, Article X, Article XI, Article XII, or this Article XIII, of these Articles of Incorporation shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2 /3%) of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter.

BLACKROCK MUNIASSETS FUND, INC.

AMENDED AND RESTATED BYLAWS

Effective as of May 29, 2008

ARTICLE I

Shareholder Meetings

Section 1 Chairman. The Chairman, if any, shall act as chairman at all meetings of the Shareholders. In the Chairman’s absence, the Vice Chairman, if any, shall act as chairman at the meeting. In the absence of the Chairman and the Vice Chairman, the Director or Directors present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.

Section 2 Annual Meetings of Shareholders. The Fund’s initial annual meeting of Shareholders, if any, may occur up to one year after the completion of its initial fiscal year.

Section 3. Special Meetings of Shareholders. A special meeting of Shareholders may be called at any time by the Secretary upon the request of a majority of the Directors or the President and shall also be called by the Secretary for any proper purpose upon written request of Shareholders of the Fund holding in the aggregate not less than a majority of the outstanding Shares of the Fund or class or series of Shares having voting rights on the matter.

Section 4. Place of Meetings. Any Shareholder meeting, including a Special Meeting, shall be held within or without the state in which the Fund was formed on such day and at such time as the Directors shall designate.

Section 5. Notice of Meetings.

(a) Written notice of all meetings of Shareholders, stating the time and place of the meeting, shall be given by the Secretary by mail to each Shareholder of record entitled to vote thereat at its registered address, mailed at least ten (10) days and not more than sixty (60) days before the meeting or otherwise in compliance with applicable law. Such notice will also specify the means of remote communications, if any, by which Shareholders and proxyholders may be deemed to be present in person and vote at such meeting. No business (including without limitation nominations for the election of directors) may be transacted at an annual or special meeting of Shareholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) in the case of an annual meeting, otherwise properly brought before the meeting by any Shareholder of the Fund, whether such proposal is included in the Fund’s proxy statement or a proxy statement prepared by one or more shareholders, (A) who is a Shareholder of record on the date of the giving of the notice provided for in this Article I Section 5 and on the record date for the determination of Shareholders entitled to notice of and to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Article I Section 5 or, with respect to the election of Directors, set forth in Section 2 of Article II.

(b) In addition to any other applicable requirements, for business to be properly brought before a meeting by a Shareholder, such Shareholder must have given timely notice thereof in proper written form to the Secretary of the Fund.

(i) To be timely, a Shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Fund (A) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of Shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the Shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure of the date of the meeting was made, whichever first occurs; and (B) in the case of a special meeting of Shareholders called for the purpose of electing directors, not later than the close of business on the fifth (5th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

(ii) Except for notices regarding nominations for the election of directors, which notices shall be prepared in accordance with Article II Section 2(c)(ii), to be in proper written form, a Shareholder’s notice to the Secretary must set forth as to each matter such Shareholder proposes to bring before the meeting (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (B) the name and record address of such Shareholder, (C) the class or series and number of shares of the Fund which are owned beneficially or of record by such Shareholder, (D) a description of all arrangements or understandings between such Shareholder and any other person or persons (including their names) in connection with the proposal of such business by such Shareholder and any material interest of such Shareholder in such business and (E) a representation that such Shareholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

(iii) The requirements set forth in this Article I Section 5(b) shall not be in effect for purposes of the 2008 annual meeting of Shareholders, and the advance notice requirements for shareholder proposals, if any, set forth in the bylaws in effect prior to the effective date of these Bylaws shall instead be in effect for such meeting.

(c) No business shall be conducted at a meeting of Shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Article I Section 5 or Article II Section 2, as the case may be; provided, however, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in this Article I Section 5 shall be deemed to preclude discussion by any Shareholder of any such business. If the chairman of a meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

(d) Whenever written notice is required by law or the Charter to be given to any Shareholder, such notice may be given by mail, addressed to such Shareholder at such Shareholder’s address as it appears on the records of the Fund, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with another reasonable delivery service customarily used for business purposes.

Section 6. Conduct of Meetings. The Board of Directors of the Fund may adopt by resolution such rules and regulations for the conduct of any meeting of the Shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the Shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to Shareholders of record of the Fund, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

Section 7. Adjournments. The chairman of any meeting of the Shareholders may adjourn the meeting from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which Shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Fund may transact any business which might have been transacted at the original meeting. Any adjourned meeting may be held as adjourned one or more times without further notice not later than one hundred and twenty (120) days after the record date. If after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 5 of this Article I shall be given to each Shareholder of record entitled to vote at the meeting and each other Shareholder entitled to notice of the meeting.

Section 8. Record Date.

(a) For the purposes of determining the Shareholders who are entitled to vote at, or otherwise entitled to notice of any meeting, the Directors may, without closing the transfer books, fix a date not more than sixty (60) nor less than ten (10) days prior to the date of such meeting of Shareholders as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Directors. If no record date is fixed by the Directors and the stock transfer books are not closed, the record date for determining Shareholders entitled to notice of or to vote at a meeting of the Shareholders shall be at the later of (i) the close of business on the day on which notice is mailed or (ii) the thirtieth (30th) day before the meeting. A determination of Shareholders of record entitled to notice of or to vote at a meeting of the Shareholders shall apply to any adjournment of the meeting; provided, however, that the Directors may fix a new record date for the adjourned meeting.

(b) In order that the Fund may determine the Shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Directors. If no record date has been fixed by the Directors, the record date for determining Shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Directors is required by applicable law or the Charter, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Fund by delivery to its registered office in the state in which the Fund was formed, its principal place of business, or an officer or agent of the Fund having custody of the book in which proceedings of meetings of the Shareholders are recorded. Delivery made to the Fund’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Directors and prior action by the Directors is required by applicable law or the Charter, the record date for determining Shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Directors adopts the resolution taking such prior action.

Section 9. Voting.

(a) Shareholders shall have no power to vote on any matter except matters on which a vote of Shareholders is required by applicable law, the Charter or resolution of the Directors. Except as otherwise provided herein, any matter required to be submitted to Shareholders and affecting one or more classes or series of Shares shall require approval by the required vote of all the affected classes and series of Shares voting together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series of Shares is required by the 1940 Act, such requirement as to a separate vote by that class or series of Shares shall apply in addition to a vote of all the affected classes and series voting together as a single class. Shareholders of a particular class or series of Shares shall not be entitled to vote on any matter that affects only one or more other classes or series of Shares.

(b) Subject to any provision of applicable law, the Charter, these Bylaws or a resolution of the Directors specifying a greater or a lesser vote requirement for the transaction of any item of business at any meeting of Shareholders, (i) the affirmative vote of a majority of the Shares for which votes were cast at any meeting at which a quorum is present shall be the act of the Shareholders with respect to any matter that properly comes before the meeting, and (ii) where a separate vote of two or more classes or series of Shares is required on any matter, the affirmative vote of a majority of the Shares of such class or series of Shares for which votes were cast at any meeting at which a quorum is present shall be the act of the Shareholders of such class or series with respect to such matter.

(c) Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall be cast in accordance with applicable law.

(d) There shall be no cumulative voting in the election or removal of Directors.

Section 10. Quorum. The presence in person or by proxy of the holders of shares of stock entitled to cast one-third of the votes entitled to be cast shall constitute a quorum at any meeting of stockholders, except with respect to any matter which requires approval by a separate vote of one or more classes or series of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast by each class or series entitled to vote as a separate class or series shall constitute a quorum. The absence from any meeting, in person or by proxy, of a quorum of Shareholders for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, a quorum of Shareholders in respect of such other matters. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the chairman of the meeting, shall have power to adjourn the meeting from time to time, in the manner provided in Section 7 of this Article I, until a quorum shall be present or represented.

Section 11. Proxies.

(a) At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by properly executed proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Fund as the Directors or Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Directors, proxies may be solicited in the name of one or more Directors or one or more of the officers or employees of the Fund. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, such person may vote by their guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

(b) Without limiting the manner in which a Shareholder may authorize another person or persons to act for such Shareholder as proxy, the following shall constitute a valid means by which a Shareholder may grant such authority:

(i) A Shareholder may execute a writing authorizing another person or persons to act for such Shareholder as proxy. Execution may be accomplished by the Shareholder or such Shareholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile or electronic signature.

(ii) A Shareholder may authorize another person or persons to act for such Shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic or telephonic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the Shareholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors of election or, if there are no inspectors of election, such other persons making that determination shall specify the information on which they relied.

(c) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a Shareholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 12. Inspectors of Election.

(a) In advance of any meeting of Shareholders, the Directors may appoint inspectors of election to act at the meeting or any adjournment thereof. If inspectors of election are not so appointed, the person acting as Chairman of any meeting of Shareholders may, and on the request of any Shareholder or Shareholder proxy shall, appoint inspectors of election of the meeting. The number of inspectors of election shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three inspectors of election are to be appointed, but failure to allow such determination by the Shareholders shall not affect the validity of the appointment of inspectors of election. In case any person appointed as inspector of election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Directors in advance of the convening of the meeting or at the meeting by the person acting as chairman.

Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Fund. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

(b) The inspectors of election shall have the duties prescribed by law and shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the chairman, if any, of the meeting, the inspectors of election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

Section 13. Records at Shareholder Meetings. At each meeting of the Shareholders, there shall be made available for inspection at a convenient time and place during normal business hours, if requested by Shareholders, a list of the Shareholders of the Fund, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Shareholders shall contain the name and the address of each Shareholder in alphabetical order and the number of Shares owned by such Shareholder. Shareholders shall have such other rights and procedures of inspection of the books and records of the Fund as are granted to shareholders of corporations in the state in which the Fund was formed.

Section 14. Shareholder Action by Written Consent.

(a) Except as otherwise provided by statute or the Charter, any action which may be taken by Shareholders by vote may be taken without a meeting, without prior notice and without a vote, if a unanimous written consent which sets forth the action and is signed by each Shareholder entitled to vote on the matter is filed with the records of Shareholders’ meetings. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

(b) Any such consent shall be delivered to the Fund by delivery to its registered office in the state in which the Fund was formed, its principal place of business, or an officer or agent of the Fund having custody of the book in which proceedings of meetings of the Shareholders are recorded. Delivery shall be in paper form, by hand, by certified or registered mail, return receipt requested, or by electronic transmission. Every written consent shall bear the date of signature of each Shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Article I Section 14 to the Fund, written consents signed by a sufficient number of holders to take action are delivered to the Fund by delivery to its registered office in the state in which the Fund was formed, its principal place of business, or an officer or agent of the Fund having custody of the book in which proceedings of meetings of the Shareholders are recorded. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a Shareholder or proxyholder, or by a person or persons authorized to act for a Shareholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Article I Section 14, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Fund can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the Shareholder or proxyholder or by a person or persons authorized to act for the Shareholder or proxyholder and (ii) the date on which such Shareholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Fund by delivery to its registered office in the state in which the Fund was formed, its principal place of business or an officer or agent of the Fund having custody of the book in which proceedings of meetings of the Shareholders are recorded. Such delivery shall be made by hand or by certified or registered mail, return receipt requested. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

(c) Within ten (10) days after the effective date of the action, notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those Shareholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Fund as provided above in this Article I Section 14.

ARTICLE II

Directors

Section 3. Resignation and Removal. Any of the Directors may resign (without need for prior or subsequent accounting) by an instrument in writing signed by such Director and delivered or mailed to the Directors, the Chairman, if any, the President, or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Directors may be removed, provided the aggregate number of Directors after such removal shall not be less than the minimum number set forth in the Charter, only by the proportion of votes of the Shareholders or Directors, as applicable, that are set forth in the Charter as the required proportion of votes for removal of Director, and with or without cause as may be permitted by the Charter or as required by applicable law. Upon the resignation or removal of a Director, each such resigning or removed Director shall execute and deliver to the Fund such documents as may be required by applicable law or the Charter or as may be requested by the remaining Directors as being in the best interests of the Fund and the Shareholders. Upon the incapacity or death of any Director, such Director’s legal representative shall execute and deliver to the Fund on such Director’s behalf such documents as the remaining Directors shall require as provided in the preceding sentence.

Section 4. Vacancies. Whenever a vacancy in the Board of Directors shall occur, the remaining Directors may fill such vacancy by appointing an individual having the qualifications described in this Article by a written instrument signed by a majority of the Directors, whether or not sufficient to constitute a quorum, then in office or may leave such vacancy unfilled or may reduce the number of Directors. The aggregate number of Directors after such reduction shall not be less than the minimum number required by the Charter. If the Shareholders of any class or series of Shares are entitled separately to elect one or more Directors, a majority of the remaining Directors elected by that class or series or the sole remaining Director elected by that class or series may fill any vacancy among the number of Directors elected by that class or series. Any vacancy created by an increase in Directors may be filled by the appointment of an individual having the qualifications described in this Article II made by a written instrument signed by a majority of the Directors then in office. Whenever a vacancy in the number of Directors shall occur, until such vacancy is filled as provided herein, the Directors in office, regardless of their number, shall have all the powers granted to the Directors and shall discharge all the duties imposed upon the Directors.

ARTICLE V

Stock

Section 1. Shares of Stock. Except as otherwise provided in a resolution approved by the Board of Directors, all Shares of the Fund shall be uncertificated Shares.

Section 2. Transfer Agents, Registrars and the Like. The Directors shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the Fund as the Directors shall deem necessary or desirable. The transfer agent or transfer agents may keep the applicable register and record therein the original issues and transfers, if any, of the Shares. Any such transfer agents and/or registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Directors. In addition, the Directors shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Directors.

Section 3. Transfer of Shares. Shares of the Fund shall be transferable in the manner prescribed by the Charter, these Bylaws and applicable law. Transfers of Shares shall be made on the books of the Fund upon receipt of proper transfer instructions from the registered holder of the Shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring Shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Fund shall determine to waive such requirement. If any certificated Shares are issued as provided in Section 1 of this Article V, they may be transferred only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes. With respect to certificated Shares, every certificate exchanged, returned or surrendered to the Fund shall be marked “Cancelled,” with the date of cancellation, by the Secretary of the Fund or the transfer agent thereof. No transfer of Shares shall be valid as against the Fund for any purpose until it shall have been entered in the Share records of the Fund by an entry showing from and to whom transferred.

Section 4. Registered Shareholders. The Fund may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

Section 5. Register of Shares. A register shall be kept at the offices of the Fund or any transfer agent duly appointed by the Directors under the direction of the Directors which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each class or series of Shares. Each such register shall be conclusive as to who are the holders of the Shares of the applicable class or series of Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to such Person as herein provided, until such Person has given their address to a transfer agent or such other officer or agent of the Directors as shall keep the register for entry thereon.

Section 6. Disclosure of Holdings. The holders of Shares or other securities of the Fund shall upon demand disclose to the Directors in writing such information with respect to direct and indirect ownership of Shares or other securities of the Fund as the Directors deem necessary to comply with the provisions of the Code, the 1940 Act or other applicable laws or regulations, or to comply with the requirements of any other taxing or regulatory authority.

Section 7. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Fund with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 8. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Fund alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Fund a bond in such sum as it may direct as indemnity against any claim that may be made against the Fund on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

ARTICLE VII

Amendment of Bylaws

Section 1. Amendment and Repeal of Bylaws. The Directors shall have the exclusive power to amend or repeal the Bylaws or adopt new Bylaws at any time. Except as may be required by applicable law or the Charter, action by the Directors with respect to the Bylaws shall be taken by an affirmative vote of a majority of the Directors. The Directors shall in no event adopt Bylaws which are in conflict with the Charter, and any apparent inconsistency shall be construed in favor of the related provisions in the Charter.